UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

Soho House & Co Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London, United Kingdom		WC2R 1EA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SHCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On Friday December 8, 2023, Soho House & Co Inc. (the "Company") announced, via email, to our members that the Company would limit membership intakes next year across our Houses in London, New York and Los Angeles. This had already been considered in the Company's Updated Fiscal 2023 & 2024 Guidance given in the Company's third quarter earnings press release on November 10, 2023 and therefore does not represent a change to the Company's current expectations.

The Company also confirmed new House openings next year will include São Paulo Brazil, Portland USA, Manchester UK and Mayfair, London, UK.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Soho House & Co Inc.

Date:	December 11, 2023	By:	/s/ Thomas Allen
Thomas Allen, Chief Financial Officer